Exhibit 10.1

                                                              April 29, 2005

Bruce C. Rosetto, Esq.
Blank Rome LLP
1200 North Federal Highway
Suite 417
Boca Raton, Florida 33432

Dear Bruce:

         I refer to the Securities Purchase Agreement dated December 20, 2004 between Mitchell Entertainment Company ("Lender"), on the one hand, and AGU Entertainment Corp. and its subsidiaries (collectively, "Borrower"), on the other hand. I also refer to the Letter Agreement dated April 14, 2005 (the "Letter Agreement") whereby Lender made an additional $145,000 advance to Borrower in exchange for consideration more fully described in the Letter Agreement.

         Borrower hereby supplementally agree(s) as follows:

         1. Lender advanced an additional $100,000 to Borrower on April 29, 2005. Such advance shall bear interest at the default rate provided in the Note. The advance shall be secured by the Mortgage and the Security Agreement.

         2. The $100,000 advance made pursuant to this Agreement, the $145,000 advance made pursuant to the Letter Agreement and the interest installments under the Note due April 1, 2005 and May 1, 2005, the legal fees incurred by Lender in connection with the $145,000 advance and the transactions contemplated hereby ("Legal Fees") together with interest due on all the foregoing amounts at the default rate under the Note (which shall apply to legal fees ten (10) calendar days after submission of the bill for Legal Fees to Borrower) shall be due and payable August 1, 2005. All such amounts are hereinafter referred to as the "Obligations".

         3. By their signatures below, David Levy and Donna Levy, personally and unconditionally guarantee the prompt and full payment to Lender (i.e., not merely collection) of Obligations.

         4. AGU hereby agrees to provide Lender with a warrant to acquire 100,000 shares of the common stock of AGU at an initial exercise price of $1.50 per share. This warrant, together with the warrant covering the 50,000 shares referred to in the Letter Agreement, will be evidenced by a new common stock purchase warrant in the same form as the Warrant. All shares subject to the new warrant shall be entitled to the registration, anti-dilution and other benefits provided to the Warrant Shares.

         5. The "Filing Date" under the Registration Rights Agreement is hereby amended to be June 30, 2005. The "Effective Date" under the Registration Rights Agreement is hereby amended to be November 30, 2005.

         6. AGU shall pay all legal expenses of Lender incurred in connection with the Letter Agreement and this Agreement upon demand.

         7. Borrower does not have and at no prior time had, and/or hereby waives any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities, or rights of rescission, set-off, abatement or diminution, with respect to the Mortgage, as modified herein. The Property is and shall remain subject and encumbered by Mortgage and nothing herein contained shall affect or be construed to affect the lien or encumbrance of the Mortgage or the priority thereof. It is the intent of the parties hereto that this Agreement shall not constitute a novation and shall in no way adversely affect the lien of the Mortgage. Lender's accommodation in agreeing to make the $100,000 advance shall not be deemed to be a waiver of the terms of the Mortgage, and Lender shall have the right hereafter to insist upon the strict performance of any or all of such terms. Lender is under no obligation to grant or to make any further or additional loans to Borrower or to further modify the Mortgage or any Related Agreement.

         8. Except as provided herein, all provisions of the Agreement and Related Agreements shall remain in full force and effect. Defined terms used herein will have the same meanings as ascribed to them in the Agreement and/or Related Agreements, as applicable.

         Kindly, indicate your agreement to the foregoing by signing a copy of this letter where indicated below.

                                    Very truly yours,

                                    Mitchell Entertainment Company, a Delaware limited liability company


                                    By:/s/ Jonathan E. Mitchell
                                       -----------------------------------------
                                       Jonathan E. Mitchell, Manager


Agreed and accepted as of the date set forth above.

AGU Entertainment Corp.,
a Delaware corporation


By:/s/ John Poling
   ------------------